Exhibit 10.6

FORM OF QUADRA REALTY TRUST, INC.

EQUITY PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, (the “Agreement”), dated as of                     , 20    (the “Grant Date”), is made by and between Quadra Realty Trust, a Maryland corporation (the “Company”), and [                    ] (the “Grantee”).

WHEREAS, the Company has adopted the Quadra Realty Trust, Inc. Equity Plan (the “Plan”), pursuant to which the Company may grant awards representing the right to receive shares of Stock or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Stock Units”);

WHEREAS, the Grantee is providing bona fide services to the Company on the date of this Agreement;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Unit Award

(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee [                    ] Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Company shall establish a book account in the Grantee’s name with respect to the Award granted hereby.

(b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Restrictions. The Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Stock Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b) Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to [                     percent (    %)] of the Restricted Stock Units granted hereunder on [each of the [                    ] anniversaries of the Grant Date], so long as the Grantee is providing services to the Company [or an Affiliate] as of the relevant date. [Performance-based vesting provisions, if applicable.]

(c) Form of Payment. Unless otherwise determined by the Board at the time of payment, each Restricted Stock Unit granted hereunder shall represent the right to receive [one share of Stock] [an amount in cash equal to the Fair Market Value of one share of Stock as of the date of vesting] [a combination of cash and Stock] upon the date on which the restrictions applicable to such Restricted Stock Unit lapse.

(d) Dividend Equivalents. The Grantee shall be entitled to the payment of a Dividend Equivalent as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. Such Dividend Equivalent shall be paid in the form (whether in cash, Stock or other property) as dividends are paid to the Company’s stockholders and shall equal the quotient obtained by dividing (i) the product of (x) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (y) the per share dividend (or distribution value) payable on such Dividend Date, by (ii) the Fair Market Value of a share of Stock as of such Dividend Date.

(e) Issuance of Certificate. In the event that shares of Stock are to be issued upon any lapse of restrictions relating to the Restricted Stock Units, the Company shall issue to the Grantee or the Grantee’s personal representative a stock certificate representing such shares of Stock.

(f) Termination of Service.

[Independent Directors: In the event that the Grantee’s service to the Company is terminated pursuant to a Removal for Cause, all Restricted Stock Units subject to this Award Agreement shall be immediately forfeited as of the effective date of such termination of service. Upon termination of the Grantee’s service to the Company for any reason other than pursuant to a Removal for Cause, any Restricted Stock Units granted hereunder which have not become vested shall as of the effective date of such termination of service become fully vested and payable.]

[Other Grantees: In the event that the Grantee’s service with the Company and its Affiliates is terminated prior to the lapsing of restrictions with respect to any portion of the Restricted Stock Unit Award granted hereunder, such portion of the Award held by the Grantee shall become fully vested and payable or be forfeited as follows:

(i) If such termination of service is (1) because of the Grantee’s death or permanent disability or (2) due to a termination of the Grantee’s services by the Company or one of its Affiliates other than for Cause, any Restricted Stock Units granted hereunder which have not become vested shall as of the date of such termination of service become fully vested and payable; and

(ii) If such termination of service is for any reason (including without limitation a voluntary termination of service by the Grantee) other than as provided in clause (i) above, any Restricted Stock Units granted hereunder which have not become vested shall as of the date of such termination of service be immediately forfeited.]

Restricted Stock Units forfeited pursuant to this Section 2(f) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such units.

(g) Income Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. Such payment shall be made in the form of cash, shares of Stock already owned by the Grantee, shares of Stock otherwise issuable upon the lapse of restrictions, or in a combination of such methods.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the [Corporate Counsel of the Company] at the principal office of the Company and, in the case of the Grantee, to Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or any subsidiary or Affiliate of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the      day of                     , 20    .

QUADRA REALTY TRUST, INC.

By:
Its:

[GRANTEE]

Signature:
Printed Name:
Address: